UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

FTAC OLYMPUS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39469	98-1540161
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	FTOCU	NASDAQ Capital Market
Class A ordinary shares, par value $0.0001 per share	FTOC	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one Class A ordinary share	FTOCW	NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2020, FTAC Olympus Acquisition Corp. (the “Company”) consummated the sale of 75,000,000 units (the “Units”) in its initial public offering (the “IPO”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and one-third of one redeemable warrant (each, a “Warrant”), where each whole Warrant entitles the holder to purchase one Ordinary Share for $11.50 per share. The Units were sold in the IPO at an offering price of $10.00 per Unit for gross proceeds of $750,000,000 (before underwriting discounts and commissions and offering expenses). Pursuant to the Underwriting Agreement (defined below), the Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 11,250,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”). Immediately following the consummation of the IPO, there were an aggregate of 99,275,000 ordinary shares of the Company issued and outstanding.

In connection with the closing of the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s registration statement on Form S-1 (File No. 333-241831) for the IPO, originally filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2020 (as amended, the “Registration Statement”):

●	An Underwriting Agreement, dated August 25, 2020 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc. and Cantor Fitzgerald & Co., as representatives of the Underwriters;

●	An Investment Management Trust Agreement, dated August 25, 2020, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated August 25, 2020, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated August 25, 2020, between the Company and certain security holders of the Company;

●	A Letter Agreement, dated August 25, 2020, by and among the Company, its officers and directors and certain of the Company’s security holders;

●	A Placement Unit Subscription Agreement, dated August 25, 2020, between the Company and FTAC Olympus Sponsor, LLC; and

●	An Administrative Services Agreement, dated August 25, 2020, between the Company and FTAC Olympus Sponsor, LLC.

A description of the material terms of each of these agreements is included in the Registration Statement and incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO, the Company consummated the issuance and sale (“Private Placement”) of 2,170,000 Units (the “Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $21,700,000. The Placement Units were purchased by one of the Company’s sponsors, FTAC Olympus Sponsor, LLC. The Warrants included in the Placement Units are identical to the Warrants included in the IPO Units except that, so long as they are held by the Sponsor or its permitted transferees (a) they are not redeemable by the Company (subject to certain limited exceptions), (b) they (including the underlying Ordinary Shares) may not be transferred, assigned or sold until 30 days after the consummation of the Company’s initial business combination, subject to certain limited exceptions, and (c) they may be exercised on a cashless basis. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 is incorporated herein by this reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2020, Lynn Chang Eisenhart was appointed to the Company’s board of directors (the “Board”). Ms. Eisenhart was determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market and the Securities and Exchange Commission.

Ms. Eisenhart, age 41, has been part of the leadership team for the Bill & Melinda Gates Foundation’s $2.5 billion Strategic Investment Fund since August 2019.  From May 2018 to October 2019 she worked as a strategic advisor to Gates Foundation Co-Chair, Melinda Gates.  Ms. Eisenhart also spent seven years on the ‘Financial Services for the Poor’ team at the Gates Foundation, working to provide unbanked individuals with digital financial services in Bangladesh, India, and Pakistan.  Since September 2014 she has served as the Gates Foundation’s observer to the board of bKash, a Bangladesh-based fintech platform serving over 40 million Bangladeshis, and as the Gates Foundation’s observer to the Social Impact Committee of Adjuvant Capital, a global health technology investment fund, since May 2020. Prior to joining the Gates Foundation, Ms. Eisenhart worked in corporate strategy at T-Mobile from 2009 to 2011, in retail banking and payments at Washington Mutual (now JP Morgan Chase) from 2006 to 2009, and also as a technology management consultant at Accenture from 2000 to 2004.  Ms. Eisenhart received her BS degree in Foreign Service from Georgetown University and her MBA from Yale University.

There are no family relationships between Ms. Eisenhart and any of the Company’s directors or executive officers. There are no related party transactions involving Ms. Eisenhart that are reportable under Item 404(a) of Regulation S-K. Like other non-employee directors of the Company, Ms. Eisenhart will be allocated 25,000 Class B ordinary shares of the Company by FTAC Olympus Advisor, LLC.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2020, in connection with the IPO, the Company filed its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum”) with the Cayman Islands General Registry. A description of the material terms of the Amended and Restated Memorandum is included in the Registration Statement and incorporated herein by this reference. In addition, a copy of the Amended and Restated Memorandum is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item 8.01. Other Events.

A total of $750,000,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $30,000,000 of the Underwriters’ deferred discount) were placed in a trust account established for the benefit of the Company’s public shareholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes (or dissolution expenses if a business combination is not consummated), none of the funds held in the trust account will be released until the earlier of (i) the completion of the Company’s initial business combination, (ii) in connection with a shareholder vote to amend the Amended and Restated Memorandum (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its Ordinary Shares if it does not complete an initial business combination within 24 months from the completion of the IPO or (B) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity or (iii) the redemption of all Ordinary Shares issued in the IPO if the Company is unable to consummate an initial business combination within 24 months from the completion of the IPO.

A copy of the press release issued by the Company on August 25, 2020 regarding the pricing of the IPO is included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company on August 28, 2020 regarding the closing of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 25, 2020, among the Company and Citigroup Global Markets Inc. and Cantor Fitzgerald & Co.

3.1	Amended and Restated Memorandum and Articles of Association, filed with the Cayman Islands General Registry on August 25, 2020.

4.1	Warrant Agreement, dated August 25, 2020, between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreement, dated August 25, 2020, by and among the Company and certain security holders, officers and directors of the Company.

10.2	Investment Management Trust Agreement, dated August 25, 2020, between Continental Stock Transfer & Trust Company and the Company.

10.3	Registration Rights Agreement, dated August 25, 2020, between the Company and certain security holders of the Company.

10.4	Placement Unit Subscription Agreement, dated August 25, 2020, between the Company and FTAC Olympus Sponsor, LLC.

10.5	Administrative Services Agreement, dated August 25, 2020, between the Company and FTAC Olympus Sponsor, LLC.

99.1	Press Release dated August 25, 2020 (pricing of the IPO).

99.2	Press Release dated August 28, 2020 (closing of the IPO).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2020	FTAC OLYMPUS ACQUISITION CORP.

	By:	/s/ Ryan M. Gilbert
	Name:	Ryan M. Gilbert
	Title:	President and Chief Executive Officer

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